Exhibit 1

                           CITIZENS INVESTMENT TRUST
                   AMENDED AND RESTATED DECLARATION OF TRUST


      DECLARATION OF TRUST, dated November 19, 1982, as amended and restated as of July 2, 1998, by and among the individuals executing this Declaration of Trust as the Trustees:

           WHEREAS, the Trustees desire to establish a trust fund under the laws of the Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto;

           WHEREAS, the Trustees now desire to amend and restate this Declaration of Trust to change the name of the Trust and to incorporate all prior amendments hereto; and

           WHEREAS, the Trustees desire to amend and restate, in the form attached as Appendix I hereto, the Establishments and Designations of Series of Shares of Beneficial Trust in order to change the name of each series of the Trust and to terminate certain series of the Trust;

           NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below and that this Declaration of Trust is hereby amended and restated in full as follows:

           FIRST: This Trust shall be known as Citizens Funds.

           SECOND:Whenever used herein, unless otherwise required by the context or specifically provided:

           1. All terms used in this Declaration of Trust which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act.

           2. The "Trust" refers to Citizens Funds.

           3. "Shareholder" means a record owner of Shares of the Trust.

           4. The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.


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           5. "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

           6. The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.

           7. "Commission" means the Securities and Exchange Commission.

           8. "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

           THIRD: The purpose or purposes for which the Trust is formed and the business or objects to be transacted, carried on and promoted by it are as follows:

           1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purpose of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation protection, improvement and enhancement in value of any or all such securities.

           2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

           3. To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount or kind of

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      consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of the Commonwealth of Massachusetts and by this Declaration of Trust, as the Trustees may determine.

           4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by the laws of Massachusetts and by this Declaration of Trust.

           5. To conduct its business in all its branches at one or more offices in Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

           6. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Massachusetts, as a member of, or as the owner or holder of any stock of, or share of interest in, any issuers and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

           7. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

           The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust now or hereafter conferred by the laws of the Commonwealth of Massachusetts nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.



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           FOURTH:The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares, without par value, which may be divided into one or more series, the number of relative rights, privileges and preferences of which shall be designated by the Trustees in accordance with the following provisions:

           1. All Shares shall be identical except that there may be such variation as shall be fixed and determined by the Trustees between different series as to purchase price, right of redemption and price and terms and manner of redemption and special and relative rights as to dividends and upon liquidation.

           2. The number of authorized Shares and the number of Shares in each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and required of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series required by the Trust at their discretion from time to time.

           3. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote (or a fraction thereof in respect of a fractional Share) on matters on which Shares of each series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to each series, and shall be entitled to receive its pro rata share of the net assets of each series upon liquidation of each series.

           4. All consideration received by the Trust for the issuance or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income thereon, profits therefrom or proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and shall be so recorded on the books of account of the Trust. In the event there are any assets, income, earnings, profits, proceeds, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time and in such manner as the Trustees in their

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      sole discretion deem fair and equitable. Each such allocation by the
      Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated to any other series.

           5. The assets belonging to each particular series shall be charged with the liabilities of the Trust with respect to that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, charges or reserves of the Trust which are not readily identifiable as belonging to a particular series shall be allocated and charged by the Trustees to and among one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act to determine which items will be treated as income and which items as capital; and each such determination shall be conclusive and binding upon Shareholders. Under no circumstances shall the assets allocated or belonging to a particular series be charged with the liabilities, expenses, costs, charges or reserves attributable to any other series. All persons who have been extended credit which has been allocated to a particular series shall look only to the assets of that particular series for payment of such credit claim or contract.

           6. Each Share of a series will represent a beneficial ownership interest in the net assets allocated or belonging to such series only and such interest shall not extend to the assets of the Trust generally. Dividends and distributions on Shares of a particular series may be paid with such frequency as the Trustees determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued and realized, from the assets belonging to that series, as the Trustees determine after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for payment of such dividends and distributions. Shares of any particular series of the Trust may be redeemed solely out of the Trust property allocated or belonging to that series. Upon liquidation or termination of a series of

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      the Trust, Shareholders of such series shall be entitled to a pro rata share of the net assets of such series only.

           7. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, and this Declaration of Trust.

           8. The establishment and designation of any series of Shares shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Declaration.

           9. The names of the series of Shares of the Trust that are currently established and designated as of the date of this Amended and Restated Declaration of Trust are contained in the Amended and Restated Establishment and Designation of Series attached as Appendix I hereto.

           10. The Trustees may, in their discretion, authorize the division of Shares of any series into one or more classes or sub-series. All Shares of a class or sub-series shall be identical with each other and with the Shares of each other class or sub-series of the same series except for such variations between classes or sub-series as may be approved by the Board of Trustees and permitted by the 1940 Act or pursuant to any exemptive order issued by the Commission.

           11. As of the date of this Amended and Restated Declaration of Trust, the Trustees have authorized the division of Shares of the series designated as Working Assets Money Market Fund and Citizens Index Fund into classes as follows:

               Working Asset Money Market Fund
               Working Asset Money Market Fund - Institutional Class

               Citizens Index Fund
               Citizens Index Fund - Institutional Class


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           FIFTH: The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

           1. The Shareholders shall have power to vote (i) for the election of Trustees to the extent provided in the By-Laws, (ii) for the amendment of this Declaration of Trust except that Trustees are specifically empowered to amend this Declaration without the vote of the Shareholders in order to designate a new series in the manner provided herein, to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to conform this Declaration to the requirements of applicable laws and regulations or to the requirements of the regulated investment company provisions of the Internal Revenue Code as it may be amended, but Trustees shall not be liable for failing to do so, and the Trustees are specifically empowered without the vote of the Shareholders to divide any series into one or more classes or sub-series as provided herein, (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

           2. On any matter submitted to a vote of the Shareholders of the Trust, all Shares then entitled to vote shall be voted by the individual series, except that (i) when required by the 1940 Act to be voted in the aggregate, Shares shall not be voted by individual series and (ii) when the Trustees have determined that the matter affects only the interests of Shareholders of one or more series, only Shareholders of such series shall be entitled to vote thereon. At all meetings of Shareholders each Shareholder entitled to vote shall have one vote for each Share standing in his name on the books of the Trust on the date, fixed in accordance with the By-Laws, for determination of Shareholders entitled to vote at such meeting except (if so determined by the Board of Trustees) for Shares redeemed prior to the meeting. Any fractional Share shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. The presence in person or by proxy of the holders of one-third of the Shares outstanding and entitled to vote shall constitute a quorum at any meeting of the Shareholders. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except

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      such as might have been lawfully transacted had the meeting not been adjourned.

           3. Each Shareholder, upon request to the Trust in proper form determined by the Trust, shall be entitled to require the Trust to redeem all or any part of the Shares standing in the name of such Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

           4. No Shareholder shall, as such holder, have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

           5. Notwithstanding anything elsewhere contained in this Declaration of Trust or in the By-Laws of the Trust, the Shareholders of the Trust shall have such rights, and the Trust, the Board of Trustees, and the Trustees shall have such obligations as would exist if the Trust were a common law trust covered by Section 16(c) of the 1940 Act. In the event that the Trust has outstanding two or more series of Shares pursuant to Article FOURTH of this Declaration of Trust, each such series shall be considered as if it were a separate common law trust covered by said
      Section 16(c). However, the Trust may at any time or from time to time apply to the Commission for one or more exemptions from all or part of said Section 16(c) and, if an exemptive order or orders are issued by the Commission, such order or orders shall be deemed part of said Section 16(c) for the purpose of this paragraph 5.

           6. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust.

           SIXTH: The By-Laws of the Trust may fix the number of Trustees at any number and may authorize the Trustees to increase or decrease the number of Trustees, to fill the vacancies created by any such increase in the number of Trustees, to set and alter the terms of office of the Trustees and to lengthen or lessen their own terms or make their terms of indefinite duration, all subject to the 1940 Act. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

           SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trustees and Shareholders.

           1. As soon as any Trustee is duly elected by the Shareholders or the Trustees and shall have accepted this Trust, the Trust estate shall vest

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      in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

           2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

           3. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

           4. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. Subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust, the Trustees shall have power and authority:

               (a) to adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

               (b) to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;

               (c) to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of
      Trust or in       the By-Laws;

               (d) to retain a transfer agent and Shareholder servicing agent, or both;

               (e) to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;


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               (f) to set record dates in the manner provided for in the
      By-Laws of the Trust;

               (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

               (h) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in Trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

               (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

               (j) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

               (k) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

               (l) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

               (m) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

               (n) to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

               (o) to enter into investment advisory or management contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

           5. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to

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      the application of any payments made or property transferred by the
      Trustees or upon their order.

           6. (a) The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

               (b) Except as otherwise provided in this Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

               (c) The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

               (d) The Trustees shall have the power to determine conclusively whether any moneys, securities, or other properties of the Trust property are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.

           7. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next meeting of shareholders.

           8. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust, subject to reasonable regulations of the Trustees, not contrary to Massachusetts law, as to

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      whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

           9. Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

           10. If the By-Laws so provide, the Trustees shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Massachusetts, to keep the books of the Trust outside of said Commonwealth at such places as may from time to time be designated by them.

           11. Securities held by the Trust shall be voted in person or by proxy by the President or Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

           12. (a) Subject to the provisions of the 1940 Act, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, or a partnership, corporation or association of which a Trustee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

               (b) Specifically, but without limitation of the foregoing, the Trust may enter into a management or investment advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or investment adviser and/or any sub-adviser for the Trust and/or principal underwriter of the Shares of the Trust or any subsidiary or affiliate of any such manager or investment adviser and/or sub-adviser and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements

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      with any other firm or corporation relating to the Trust notwithstanding that the Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud, the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any way affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

               (c) (1) As used in this paragraph the following terms shall have the meanings set forth below:

                   (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, any present or former Trustee or officer of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor and who served or serves in such capacity at the request of the Trust, any present or former investment adviser, sub-adviser or principal underwriter of the Trust and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;
                   (ii) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or it is an indemnitee as defined above;
                   (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;
                   (iv) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding; and

                   (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

               (d) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

               (e) Except as set forth in (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may, but need not, presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

               (f) Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry), that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustees who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

               (g) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

           13. For purposes of the computation of net asset value, as in this Declaration of Trust referred to, the following rules shall apply:

               (a) The net asset value of each Share of the Trust tendered to the Trust for redemption shall be determined as of the close of business on the New York Stock Exchange next succeeding the tender of such Share;

               (b) The net asset value of each Share of the Trust for the purpose of the issue of such Shares shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such Shares;

               (c) The net asset value of each Share of the Trust, as of the time of valuation on any day, shall be the quotient obtained by dividing the value, as at such time, of the net assets of the Trust (i.e., the value of the assets of the Trust less its liabilities exclusive of its surplus) by the total number of Shares outstanding at such time. The assets and liabilities of the Trust shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities of the Trust there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Trustees, and provided further that in determining the value of the assets of the Trust for the purpose of obtaining the net asset value, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale at the time of valuation on the business day as of which such value is being determined; if there be no sale on such day, then the security shall be valued on the basis of the mean between closing bid and asked prices on such day; if no bid and asked prices are quoted for such day, then the security shall be valued by such method as the Trustees shall deem in good faith to reflect its fair market value; securities not listed on the New York Stock Exchange shall be valued in like manner on the basis of quotations on any other stock exchange which the Trustees may from time to time approve for that purpose; readily marketable securities traded in the over-the-counter market shall be valued at the mean between their bid and asked prices, or, if the Trustees shall so determine, at their bid prices; and all other assets of the Trust and all securities as to which the Trust might be considered an "underwriter" (as that term is used in the Securities Act of 1933), whether or not such securities are listed or traded in the over-the-counter market, shall be valued by such method as they shall deem in good faith to reflect their fair market value. In connection with the accrual of any fee or refund payable to or by an investment adviser of the Trust, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each Share of the Trust is being determined due to the contingent nature of such fee or refund, the Trustees are authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in question to the date of such determination, or on such other basis as the Trustees may establish.

                      (1) Shares to be issued shall be deemed to be outstanding
               as of the time of the determination of the net asset value per Share applicable to such issuance and the net price thereof shall be deemed to be an asset of the Trust;

                      (2) Shares to be redeemed by the Trust shall be deemed to
               be outstanding until the time of the determination of the net asset value applicable to such redemption and thereupon and until paid the redemption price thereof shall be deemed to be a liability of the Trust; and

                      (3) Shares voluntarily purchased or contracted to be
               purchased by the Trust pursuant to the provision of paragraph 13(d) of this Article SEVENTH shall be deemed to be outstanding until whichever is the later of (i) the time of the making of such purchase or contract of purchase; and (ii) the time as of which the purchase price is determined, and thereupon and until paid, the purchase price thereof shall be deemed to be a liability of the Trust.

               (d) The net asset value of each Share of the Trust, as of any time other than the close of business on the New York Stock Exchange on any day, may be determined by applying to the net asset value as of the close of business on that Exchange on the preceding business day, computed as provided in this Article SEVENTH, such adjustments as are authorized by or pursuant to the direction of the Trustees and designed reasonably to reflect any material changes in the market value of securities and other assets held and any other material changes in the assets or liabilities of the Trust and in the number of its outstanding Shares which shall have taken place since the close of business on such preceding business day.

               (e) In addition to the foregoing, the Trustees are empowered, in their absolute discretion, to establish other bases or times, or both, for determining the net asset value of each Share of the Trust in accordance with the 1940 Act and to authorize the voluntary purchase by the Trust, either directly or through an agent, of Shares of the Trust upon such terms and conditions and for such consideration as the Trustees shall deem advisable in accordance with any such provision, rule or regulation.

               (f) Payment of the net asset value of Shares of the Trust properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such Shares to the Trust for such purpose plus any period of time during which the right of the holders of the Shares of the Trust to require the Trust to redeem such Shares has been suspended. Any such payment may be made in portfolio securities of the Trust and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

           EIGHTH:

           1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. This Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgement thereon.

           2. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

           3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article EIGHTH, the Trustees shall not be liable for errors of judgement or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and subject to the provisions of paragraph 2 of this Article EIGHTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

           4. This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a) and (b) of this paragraph 4.

               (a) The Trustees may at any time sell, including any sale to another issuer for a consideration which may be or may include securities of such issuer, or otherwise transfer all the assets of the Trust or any of its series, with the vote of a majority of the outstanding voting securities of the Trust or such series, as the case may be (which sale may be subject to the retention of assets for the payment of liabilities and expenses). The vote of a majority of the outstanding voting securities means the vote, at a duly called meeting of the Shareholders of the Trust or such series, of the lesser of (i) 67% or more of the outstanding voting securities of the Trust or such series present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Trust or such series are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Trust or such series. Upon making provision for the payment, by assumption or otherwise, of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute any remaining proceeds and/or assets of the Trust or such series ratably among the holders of the Shares of the Trust or such series then outstanding. .

               (b) Upon completion of the distribution of the remaining proceeds or the remaining assets of the Trust as provided in sub-sections
      (a) and (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

           5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed with the Massachusetts Secretary of State, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

           6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

           7. The Board of Trustees is empowered to cause the redemption of the Shares held in any account if the aggregate net asset value of such Shares (taken at cost or value, as determined by the Board) has been reduced by a Shareholder to $1,000 or less upon such notice to the

      Shareholder in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act.

           8. In the event that a person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

           9. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

           10. Any action which may be taken by the Board of Trustees under this Declaration of Trust or its By-Laws may be taken by the description thereof in the then effective prospectus relating to the Shares under the Securities Act of 1933 or in any proxy statement of the Trust rather than by formal resolution of the Board.

           11. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

           12. Subject to paragraph number 1 of Article FIFTH, the Trustees may amend or otherwise supplement this Declaration of Trust by making a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof, by a vote of a majority of the outstanding voting securities of the Trust, or, if such amendment or supplement does not affect all series of the Trust, of the affected series. The vote of a majority of the outstanding voting securities means the vote, at a duly called meeting of the Shareholders of the Trust or such series, of the lesser of
      (i) 67% or more of the outstanding voting securities of the Trust or such series present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Trust or such series are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Trust or such series. Any such supplemental Declaration of Trust may be executed by and on behalf of the Trust or such series and the Trustees by any officer or officers of the Trust.

           13. The name of the registered agent of the Trust is CT Corporation System at 2 Oliver Street, Boston, Massachusetts. The principal office of the Trust is 230 Commerce Way, Suite 300, Portsmouth, New Hampshire.

      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust this 2nd day of July, 1998.


Azie Taylor Morton                           Lokelani Devone
---------------------------                  ---------------------------
Trustee                                      Trustee
    Azie Taylor Morton                            Lokelani Devone
    10910 Medfield Court                          424 Collingswood Street
    Austin, TX  78739                             San Francisco, CA  94114


William Glenn                                Robert B. Reich
---------------------------                  ---------------------------
Trustee                                      Trustee
    William Glenn                                 Robert B. Reich
    915 Las Ovejas                                4 Mercer Circle
    San Rafael, CA  94903                         Cambridge, MA  02138


Ada Sanchez                                  Mitchell A. Johnson
---------------------------                  ---------------------------
Trustee                                      Trustee
    Ada Sanchez                                   Mitchell A. Johnson
    1020 59th Street South                        2753 Unicorn Lane NW
    Gulfport, FL  33707                           Washington, DC  20015


J.D. Nelson                                  Sophia Collier
---------------------------                  ---------------------------
Trustee                                      Trustee
    J.D. Nelson                                   Sophia Collier
    RhumbLine Advisers                            Citizens Trust
    30 Rowes Wharf                                230 Commerce Way, Suite 300
    Boston, MA  02110-3326                        Portsmouth, NH  03801


Juliana Eades
---------------------------
Trustee
    Juliana Eades
    98 Baptist Road
    Canterbury, NH  03224

                                                                     APPENDIX I

                                 CITIZENS FUNDS

                              AMENDED AND RESTATED
                   ESTABLISHMENT AND DESIGNATION OF SERIES OF
                         SHARES OF BENEFICIAL INTEREST


      Pursuant to paragraph (8) of Article Fourth of the Declaration of Trust, dated November 19, 1982, as amended and restated as of July 2, 1998 (the "Declaration of Trust"), of Citizens Funds (the "Trust"), the undersigned, being a majority of the Trustees of the Trust hereby amend and restate the Trust's existing Establishments and Designations of Series of Shares of Beneficial Trust in order to change the names of seven series of Shares (as defined in the Declaration of Trust) which were previously established and designated and to eliminate the establishment and designation of six series of Shares which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

      1    The series shall be as follows:

           The series previously designated as Citizens Social Index Portfolio shall be redesignated as "Citizens Index Fund."

           The series previously designated as Working Assets Money Market Portfolio shall be redesignated as "Working Assets Money Market Fund".

           The series previously designated as Citizens Income Portfolio shall be redesignated as "Citizens Income Fund".

           The series previously designated as Citizens Global Equity Portfolio shall be redesignated as "Citizens Global Equity Fund".

           The series previously designated as Citizens Emerging Growth Portfolio shall be redesignated as "Citizens Emerging Growth Fund".

           The series previously designated as Muir National Tax Free Income Portfolio, shall be redesignated as "Muir National Tax Free Income Fund".

           The series previously designated as Citizens Index Institutional Portfolio shall be redesignated as "Citizens Small Cap Index Fund."

           The series previously designated as Citizens Growth Portfolio, no Shares thereof being outstanding, is hereby eliminated.

           The series previously designated as Citizens Balanced Portfolio, no Shares thereof being outstanding, is hereby eliminated.

           The series previously designated as Muir California Tax Free Income Portfolio, no Shares thereof being outstanding, is hereby eliminated.

           The series previously designated as E(fund, no Shares thereof being outstanding, is hereby eliminated.

           The series previously designated as Working Assets Money Market Portfolio - Institutional Shares, no Shares thereof being issued, is hereby eliminated.

           The series previously designated as Citizens Index Portfolio Institutional Shares, no Shares thereof being issued, is hereby eliminated.

      2. Each series shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote (or a fraction thereof in respect of a fractional Share) on matters on which Shares of each series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to each series, and shall be entitled to receive its pro rata share of the net assets of each series upon liquidation of each series, all as provided in Article Fourth of the Declaration of Trust.

      3. All consideration received by the Trust for the issuance or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income thereon, profits therefrom or proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of such series and shall be so recorded on the books of account of the Trust. In the event there are any assets, income, earnings, profits, proceeds, funds or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time and in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. No Shareholder of any particular series shall have any claim on or right to any assets allocated to any other series.

      4. The assets belonging to each particular series shall be charged with the liabilities of the Trust with respect to that series and all expenses, costs, and reserves attributable to that series, and any general liabilities, expenses, charges or reserves of the Trust which are not readily identifiable as belonging to a particular series shall be allocated and charged by the Trustees to and among one or more of the series established and designated from time to time in such manner and on such basis the Trustees in their sole discretion deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act to determine which items will be treated as income and which items as capital; and each such determination shall be conclusive and binding upon Shareholders. Under no circumstances shall the assets allocated or belonging to a particular series be charged with the liabilities, expenses, costs, charges or reserves attributable to any other series. All persons who have been extended credit which has been allocated to a particular series shall look only to the assets of that particular series for payment of such credit claim or contract.

      5. Each Share of a series will represent a beneficial ownership interest in the net assets allocated or belonging to such series only and such interest shall not extend to the assets of the Trust generally. Dividends and Distributions on Shares of a particular series may be paid with such frequency as the Trustees determine, which may be monthly or otherwise, pursuant to a standing vote or votes adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that series only, from such of the income and capital gains, accrued and realized, from the assets belonging to that series, as the Trustees determine after providing for actual and accrued liabilities belongs to that series. All dividends and distributions on Shares of a particular series shall be distributed pro rata to the Shareholders of that series in proportion to the number of Shares of that series held by such Shareholders at the date and time of record established for payment of such dividends and distributions. Shares of any particular series of the Trust may be redeemed solely out of the Trust property allocated or belonging to that series. Upon liquidation or termination of a series of the Trust, Shareholders of such series shall be entitled to a pro rata share of the net assets of such series only.

      6. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall have deemed effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and the Declaration of Trust.

      7. The Trustees may, in their discretion, authorize the division of Shares of any series into one or more classes or sub-series. All Shares of a class or sub-series shall be identical with each other and with the Shares of each other class or sub-series of the same series except for such variations between classes or sub-series as may be approved by the Board of Trustees and permitted by the Investment Company Act of 1940, as amended, or pursuant to any exemptive order issued by the Commission.

      IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series this 2nd day of July, 1998.

Azie Taylor Morton                           Lokelani Devone
---------------------------                  ---------------------------
Trustee                                      Trustee
    Azie Taylor Morton                            Lokelani Devone
    10910 Medfield Court                          424 Collingswood Street
    Austin, TX  78739                             San Francisco, CA  94114


William Glenn                                Robert B. Reich
---------------------------                  ---------------------------
Trustee                                      Trustee
    William Glenn                                 Robert B. Reich
    915 Las Ovejas                                4 Mercer Circle
    San Rafael, CA  94903                         Cambridge, MA  02138


Ada Sanchez                                  Mitchell A. Johnson
---------------------------                  ---------------------------
Trustee                                      Trustee
    Ada Sanchez                                   Mitchell A. Johnson
    1020 59th Street South                        2753 Unicorn Lane NW
    Gulfport, FL  33707                           Washington, DC  20015


J.D. Nelson                                  Sophia Collier
---------------------------                  ---------------------------
Trustee                                      Trustee
    J.D. Nelson                                   Sophia Collier
    RhumbLine Advisers                            Citizens Trust
    30 Rowes Wharf                                230 Commerce Way, Suite 300
    Boston, MA  02110-3326                        Portsmouth, NH  03801


Juliana Eades
---------------------------
Trustee
    Juliana Eades
    98 Baptist Road
    Canterbury, NH  03224

VOTES ADOPTED AT A MEETING OF THE BOARD OF TRUSTEES OF CITIZENS FUNDS (FORMERLY KNOWN AS CITIZENS INVESTMENT TRUST) ON FEBRUARY 2, 1998:


VOTED: That the series of the Trust designated as Citizens Growth Portfolio, Citizens Balanced Portfolio, Muir California Tax Free Income Portfolio, E(fund, Working Asset Money Market Portfolio - Institutional Shares and Citizens Index Portfolio - Institutional Shares (collectively, the "Portfolios") be and hereby are terminated in accordance with the terms of the Trust's Declaration of Trust, such termination to be effective as of February 2, 1998.


FURTHER
VOTED: That each officer of the Trust be and hereby is authorized and directed to take or cause to be taken all actions necessary to terminate each of the Portfolios, including, but not limited to: (a) any and all acts as such officer may deem necessary or advisable in order to wind up the affairs of the Portfolios and to liquidate the business of the Portfolios pursuant to the Trust's Declaration of Trust, (b) the preparation, execution and delivery of appropriate notices of termination of any and all agreements with service providers to the Portfolios, and the negotiation, execution and delivery of agreements and instruments terminating such agreements and releasing any party or parties thereto from its or their obligations thereunder, and (c) the filing of any instruments or certificates relating to the termination of the Portfolios with the Secretary of State of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may be required or otherwise deemed desirable.

      I, Joseph F. Keefe, hereby certify that I am the duly elected, qualified and acting Secretary of Citizens Investment Trust, a Massachusetts business trust, and do hereby further certify that attached hereto is a complete and correct copy of certain resolutions duly adopted by the Board of Trustees of Citizens Investment Trust at a meeting held on February 2, 1998, which resolutions have not been subsequently amended or otherwise modified and are in full force and effect on the date hereof.

      IN WITNESS WHEREOF, I have hereunto signed by name this 2nd day of February, 1998.



                                   Joseph F. Keefe
                                   -----------------------------
                                   Joseph F. Keefe
                                   Secretary